Exhibit 99.1

LIMITED BRANDS ANNOUNCES TRANSITION OF CFO

— V. ANN HAILEY WILL ASSUME NEW ROLE FOLLOWING
CERTIFICATION OF COMPANY’S FINANCIAL STATEMENTS —

— REPORTS JANUARY 2006, FOURTH QUARTER
AND FISCAL YEAR 2005 SALES —

Columbus, Ohio (February 1, 2006) — Limited Brands (NYSE: LTD) today announced that Chief Financial Officer V. Ann Hailey will transition to the newly created role of Executive Vice President, Corporate Development later this Spring.

She will continue to serve as EVP and CFO through April, with full authority for the day-to-day operations for the finance function, serving on the Limited Brands Executive Committee and Executive Leadership Team, and she will certify the Company’s 2005 financial statements.

During her more than eight years with the Company, Ms. Hailey has invested significant time and energy in building a great finance function and has helped lead the enterprise through significant change. At this point in time, she desires to take on new and different challenges.

The Company anticipates naming a successor at or before the time of Ms. Hailey’s transition into her new role. In the event that a successor is not named by that time, Martyn Redgrave, Chief Administrative Officer, will assume the responsibilities of CFO in addition to his current duties until a successor is named. Mr. Redgrave has been with Limited Brands since February of 2005.

“We are grateful for Ann’s many years of service to Limited Brands, and for her many achievements related to financial disciplines in the areas of inventory, cash and capital management. Ann possesses exemplary integrity and commitment, and we wish her the best as she transitions into her new role. I am highly confident in Martyn’s abilities and anticipate a smooth transition,” said Leslie H. Wexner, Chairman and CEO.

“I am very proud of what I have been able to accomplish over these last eight years – proud of the Company, and proud of the team I have built. I believe that Martyn is an outstanding executive and leader and I am excited about moving into a new opportunity with the Company,” noted Ms. Hailey.

Prior to joining Limited Brands Mr. Redgrave was with Carlson Companies for eleven years, most recently as EVP and CFO. He also spent 14 years in positions of increasing responsibility at Pepsico, Inc. including serving as SVP and CFO for both Kentucky Fried Chicken and Taco Bell.

Mr. Redgrave received an A.B. degree in Economics from Princeton University and a Master of Business Administration degree from the Stern School of Business at New York University, and is a

C.P.A. In addition, he serves on the Board of Directors of Deluxe Corporation, a New York Stock Exchange company and is the Chairman of the Audit Committee and member of the Finance Committee.

January 2006 Sales Results

The Company reported flat comparable store sales for the four weeks ended January 28, 2006 compared to the four weeks ended January 29, 2005. Net sales increased 4% to $783.0 million compared to net sales of $750.5 million last year.

For the fourth quarter, the Company reported a comparable store sales increase of 3%. Net sales were $3.511 billion, an increase of 5% compared to net sales of $3.328 billion last year.

Comparable store sales decreased 1% for the fiscal year 2005 and net sales increased 3% to $9.669 billion compared to sales of $9.408 billion last year.

To hear further commentary provided on Limited Brands’ prerecorded January sales message, call 1-800-337-6551, followed by the passcode LTD (583), or log onto www.Limitedbrands.com for an audio replay.

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria’s Secret, Bath & Body Works, C.O. Bigelow, Express, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates 3,590 specialty stores. Victoria’s Secret products are also available through the catalogue and www.VictoriasSecret.com. Bath & Body Works products are also available at www.BathandBodyWorks.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the January sales call or made by the Company or management of the Company involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the January sales call or otherwise made by the Company or management: risks associated with general economic conditions, consumer confidence and consumer spending patterns; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; risks associated with the seasonality of the Company’s business; risks associated with changes in weather patterns; risks associated with the highly competitive nature of the retail industry generally and the segments in which we operate particularly; risks related to consumer acceptance of the Company’s products and the Company’s ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance the Company’s brand image; risks associated with the Company’s ability to retain, hire and train key personnel and management; risks associated with the possible inability of the Company’s manufacturers to deliver products in a timely manner or meet quality standards; risks associated with the Company’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, risks related to political instability, risks associated with legal and regulatory matters, risks related to duties, taxes, other charges and quotas on imports, risks related to local business practices and political issues and risks related to currency and exchange rates; risks associated with the possible lack of availability of suitable store locations on appropriate terms; risks associated with increases in the costs of mailing, paper and printing; risks associated with our ability to service any debt we incur from time to time and as well as the requirements the agreements related to such debt impose upon us; risks associated with the Company’s reliance on information technology, including risks related to the implementation of new information technology systems and risks related to utilizing third parties to provide information technology services; risks associated with natural disasters and risks associated with rising energy costs. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the January sales call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:
Tom Katzenmeyer
Senior Vice President, Investor, Media and Community Relations
Limited Brands
614-415-7076
www.Limitedbrands.com

LIMITED BRANDS
JANUARY 2006

Comparable Store Sales Increase (Decrease):

			Fourth	Fourth
	January	January	Quarter	Quarter	Year	Year
	2006	2005	2005	2004	2005	2004

Victoria’s Secret Stores	3%	12%	3%	5%	1%	9%
Bath & Body Works	(2%)	30%	1%	12%	4%	12%
Express	(4%)	(8%)	6%	(17%)	(8%)	(8%)
Limited Stores	(4%)	(16%)	(1%)	(5%)	(2%)	(5%)
Total Apparel	(4%)	(10%)	4%	(14%)	(6%)	(7%)
Limited Brands	0%	9%	3%	2%	(1%)	4%

Total Sales (Millions):

	Fourth	Fourth	Year	Year
	Quarter 2005	Quarter 2004	2005	2004

Victoria’s Secret Stores	$ 1,163.3	$ 1,106.0	$ 3,222.3	$ 3,112.9
Victoria’s Secret Direct	417.4	364.1	1,225.6	1,119.2

Total Victoria’s Secret	$ 1,580.7	$ 1,470.1	$ 4,447.9	$ 4,232.1
Bath & Body Works	$ 1,033.0	$ 1,006.4	$ 2,268.9	$ 2,168.6
Express	$ 567.0	$ 538.6	$ 1,779.4	$ 1,913.0
Limited Stores	164.5	174.7	545.3	577.2

Total Apparel	$ 731.5	$ 713.3	$ 2,324.7	$ 2,490.2
Total Other	$ 166.0	$ 138.6	$ 627.1	$ 517.4

Limited Brands	$ 3,511.2	$ 3,328.4	$ 9,668.6	$ 9,408.3

Total Stores:

	Stores			Express	Stores
	Operating	Year-to-date		Integration	Operating
	at 1/29/05	Opened	Closed	(see note)	at 1/28/06

Victoria's Secret Stores	1,001	15	(18)	-	998
Bath & Body Works	1,569	17	(31)	-	1,555
Express Women	468	-	(43)	(98)	327
Express Men’s	223	-	(109)	(1)	113
Express Dual Gender	193	17	(6)	99	303

Total Express	884	17	(158)	-	743
Limited Stores	323	1	(32)	-	292

Total Apparel	1,207	18	(190)	-	1,035
Henri Bendel	2	-	-	-	2

Total Limited Brands	3,779	50	(239)	-	3,590

Note: “Express Integration” represents conversion of Express Women and/or Express Men stores to Express dual gender stores.